UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2019

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PWFL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2019, PowerFleet, Inc. (the “Company”) announced that David Mahlab will be retiring from his role as Chief Executive Officer International of the Company and will cease to provide any services as an employee of the Company and its subsidiaries effective as of January 31, 2020 (the “Effective Date”).

Mr. Mahlab will continue to serve as a director of the Company. Avi Magid, the head of the Company’s Cellocator division, will be assuming the majority of Mr. Mahlab’s responsibilities as President Pointer and Cellocator.

Pursuant to the terms of Mr. Mahlab’s employment agreement, Mr. Mahlab is entitled to a notice period of at least twelve months plus any accrued vacation days prior to the termination of his employment. Accordingly, the effective termination date of Mr. Mahlab’s employment with the Company and its subsidiaries will be June 10, 2021 (the “Termination Date”).

In connection with Mr. Mahlab’s retirement, on December 11, 2019, the Company and Pointer entered into a Termination of Employment by Mutual Consent Agreement with Mr. Mahlab (the “Termination Agreement”) reflecting the terms and conditions of Mr. Mahlab’s transition from his role. The Termination Agreement provides that during the notice period between the Effective Date and the Termination Date (the “Notice Period”), Mr. Mahlab will continue to receive his salary and all benefits to which he is entitled under the terms of his employment agreement. In addition, all unvested restricted stock, stock options and restricted stock units previously granted to Mr. Mahlab will become fully vested as of the Effective Date and all of Mr. Mahlab’s outstanding options will remain exercisable for a period of 30 months following the Effective Date. In consideration for the benefits under the Termination Agreement, Mr. Mahlab agreed to various provisions, including a general release of claims against the Company and an agreement to vote all securities he holds in the Company and its subsidiaries in favor of any sale involving certain subsidiaries of the Company.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Termination of Employment by Mutual Consent Agreement, dated December 11, 2019, by and among David Mahlab, Pointer Telocation Ltd. and PowerFleet, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Date: December 11, 2019